QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
Braun Consulting, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BRAUN CONSULTING, INC.
20 West Kinzie Street, Suite 1600
Chicago, Illinois 60610

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 26, 2001

To the Stockholders of Braun Consulting, Inc.:

    Notice is hereby given that the annual meeting of stockholders (the "Annual Meeting") of Braun Consulting, Inc. (the "Company") will be held at The Conference Center, 20 West Kinzie Street, Floor 11, Chicago, Illinois 60610, at 8:30 a.m., Central time, on Tuesday, June 26, 2001, for the following purposes:

  1.
  To elect two directors to the Board of Directors.

  2.
  To approve the appointment of Deloitte & Touche LLP as independent public accountants for 2001.

  3.
  To transact such other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

    Stockholders of record at the close of business on May 15, 2001, will be entitled to notice of and to vote at the Annual Meeting, or any adjournment or adjournments thereof. You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, you are requested to mark, sign, date and mail promptly the enclosed proxy for which a return envelope is provided.

By Order of the Board of Directors
Gregory A. Ostendorf, Secretary

Chicago, Illinois
May 18, 2001

WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

BRAUN CONSULTING, INC.
20 West Kinzie Street, Suite 1600
Chicago, Illinois 60610

PROXY STATEMENT
SOLICITATION AND REVOCABILITY OF PROXIES

    This Proxy Statement and accompanying proxy card are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Braun Consulting, Inc., a Delaware corporation ("Braun Consulting" or the "Company"), for use at the annual meeting of stockholders to be held on Tuesday, June 26, 2001, at The Conference Center, 20 West Kinzie Street, Floor 11, Chicago, Illinois 60610, at 8:30 a.m., Central time, or at any adjournment or adjournments thereof (such meeting or adjournment(s) thereof referred to as the "Annual Meeting"). Copies of the Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about May 22, 2001.

    In addition to solicitation by mail, solicitation of proxies may be made by personal interview, special letter, telephone or telecopy by regular employees of the Company. Brokerage firms will be requested to forward proxy materials to beneficial owners of shares registered in their names and will be reimbursed for their reasonable expenses. The Company will pay the cost of solicitation of proxies.

    A proxy received by the Board of Directors of the Company may be revoked by the stockholder giving the proxy at any time before it is exercised. A stockholder may revoke a proxy by notification in writing to the Company at 20 West Kinzie Street, Suite 1600, Chicago, Illinois 60610, Attention: Corporate Secretary. A proxy may also be revoked by execution of a proxy bearing a later date or by attendance at the Annual Meeting and voting by ballot. A proxy in the form accompanying this Proxy Statement, when properly executed and returned, will be voted in accordance with the instructions contained therein. A proxy received by management which does not withhold authority to vote or on which no specification has been indicated will be voted FOR the election as directors of the nominees listed therein, FOR the other proposals set forth in this Proxy Statement, and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Information regarding the vote required for approval of particular matters is set forth in the discussion of those matters appearing elsewhere in this Proxy Statement. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF

    The Board of Directors has fixed the close of business on May 15, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At that date there were outstanding 20,412,409 shares of common stock, par value $0.001 per share ("Common Stock"), of the Company and the holders thereof will be entitled to one vote for each share of Common Stock held of record by them on that date for each proposal to be presented at the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Company's office at 20 West Kinzie Street, Suite 1600, Chicago, Illinois 606010, during normal business hours for a period of ten days before the Annual Meeting.

    The following table sets forth information with respect to the shares of Common Stock (the only outstanding class of voting securities of the Company) owned of record and beneficially as of May 15, 2001, unless otherwise specified, by (i) all persons known to possess voting or dispositive power over more than 5% of the Common Stock, (ii) each director and named executive officer, and (iii) all directors and executive officers of the Company as a group:

	Amount and Nature of Beneficial Ownership	Percentage of Class
Massachusetts Financial Services Co. (1) 500 Boylston Street Boston, Massachusetts 02116	1,876,270	9.2%
Steven J. Braun (2)	8,730,247	42.8%
Thomas J. Duvall (3)	—	*
Michael J. Evanisko (4).	549,230	2.7%
James M. Kalustian (5)	399,612	2.0%
Stephen J. Miller (6).	744,023	3.6%
Norman R. Bobins (7)	6,640	*
William M. Conroy (7)	6,640	*
William H. Inmon (7)	6,640	*
Eric V. Schultz (7).	42,640	*
All directors and executive officers as a group (13 persons).	11,223,689	54.2%

*
Represents less than one percent of the total.

(1)
Based on a filing made with the Securities and Exchange Commission reflecting ownership of Common Stock as of December 31, 2000, Massachusetts Financial Services Company has, with certain other non-reporting entities, sole voting power for 1,771,270 shares and dispositive power for 1,876,270 shares.

(2)
Includes an aggregate of 301,160 shares held in trust for Mr. Braun's children.

(3)
Mr. Duvall held the positions of Chief Operating Officer and Executive Vice President until resigning from those positions effective January 25, 2001. Mr. Duvall also served as a Director of the Company until resigning effective April 19, 2001.

(4)
Includes 46,549 shares of Common Stock issuable upon exercise of outstanding stock options that will become exercisable within 60 days of May 15, 2001.

(5)
Includes an aggregate of 130,000 shares of Common Stock held by a family limited partnership of which Mr. Kalustian is the general partner and 22,262 shares of Common Stock issuable upon exercise of outstanding stock options that will become exercisable within 60 days of May 15, 2001.

(6)
Includes an aggregate of 6,000 shares of Common Stock held in trust for Mr. Miller's children.

(7)
Includes 6,640 shares of Common Stock issuable upon exercise of outstanding stock options that will become exercisable within 60 days of May 15, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that during 2000 all its directors and executive officers complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, except as set forth below. Mr. Paul J. Bascobert filed one late Form 4, reporting two transactions, and Mr. John C. Burke1 filed one late Form 4, reporting one transaction.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

General

    The Board of Directors consists of nine directors divided into three classes, denominated Class I, Class II and Class III. Members of each class hold office for three-year terms, which are staggered. Messrs. Bobins and Conroy are Class II directors whose terms expire at the Annual Meeting and who are nominees for director. Mr. Thomas J. Duvall resigned as a Class II director, effective April 19, 2001. Messrs. Braun, Inmon and Miller are Class III directors whose terms expire at the 2002 annual meeting of stockholders. Messrs. Evanisko, Kalustian and Schultz are Class I directors whose terms expire at the 2003 annual meeting of stockholders. The employment agreements for Messrs. Evanisko and Kalustian provide for their nominations as our directors.

    Two directors, Messrs. Bobins and Conroy, are nominated for election at the Annual Meeting. Each nominee is currently a director of the Company. There is no nominee for the third director of Class II. The persons named as proxy holders in the accompanying proxy intend to vote each properly signed and submitted proxy FOR the election as a director of each of the persons named as a nominee below under "Nominees for Director" unless authority to vote in the election of directors is withheld on such proxy. The directors will be elected to hold office until the 2004 annual meeting of stockholders or until their successors are elected and qualified. If, for any reason, at the time of the election one or more of the nominees should be unable to serve, the proxy will be voted for a substitute nominee or nominees selected by the Board of Directors. In accordance with the Company's Bylaws, the directors will be elected by a plurality of votes cast at the Annual Meeting. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

  The Company recommends voting "For" the nominees.

1  Mr. Burke resigned as Chief Financial Officer and Treasurer effective March 2, 2001.

    The following table sets forth, as of May 15, 2001, the name, age and principal position of each director:

Name	Age	Position
Nominees for Director:
Norman R. Bobins	58	Director (1) (2)
William M. Conroy	41	Director
Directors Whose Terms Expire at the 2002 Annual Meeting:
Steven J. Braun	41	President, Chief Executive Officer and Chairman of the Board of Directors
William H. Inmon	55	Director (1)
Stephen J. Miller	50	Executive Vice President and Director
Directors Whose Terms Expire at the 2003 Annual Meeting:
Michael J. Evanisko	51	Executive Vice President and Director
James M. Kalustian	40	Executive Vice President and Director
Eric V. Schultz	39	Director (1) (2)

(1)
Member of Audit Committee.

(2)
Member of Compensation Committee.

    Norman R. Bobins.  Mr. Bobins was appointed as an independent director of Braun Consulting in August 1999. Mr. Bobins is currently serving as President and CEO of LaSalle Bank National Association, and has served in various capacities at LaSalle Bank National Association or its predecessors since April 1981. Mr. Bobins also currently serves as a director of ABN AMRO Bank Canada, Standard Federal Bancorporation, Inc., and Michigan National Bank, subsidiaries of ABN AMRO North America, CenterPoint Properties Trust, RREEF America REIT II, Inc. and Transco, Inc.

    William M. Conroy.  Mr. Conroy was appointed as an independent director of Braun Consulting in August 1999. Mr. Conroy is currently a partner with Insight Capital Group and has been with Insight since September 2000. Based in New York, Insight is a global private equity firm that invests in the information technology industry. Mr. Conroy's role with Insight is to provide in-depth operational assistance to Insight's portfolio companies. Prior to joining Insight, Mr. Conroy served as Executive Vice President and COO of TenFold Corporation. Mr. Conroy was with TenFold Corporation from November 1997 to August 2000. Prior to joining TenFold Corporation, Mr. Conroy served in various capacities at Oracle Corporation from 1986 to 1997. Mr. Conroy was Area Vice President of Oracle Corporation from 1990 to 1995, and was Group Vice President from 1996 to 1997. Mr. Conroy also serves as a director of IKANO Communications.

    Steven J. Braun.  Mr. Braun founded Braun Consulting in 1990 and has served as President, Chief Executive Officer and Chairman of the Board of Directors since the Company's inception. Mr. Braun began his entrepreneurial activities in 1985 when he co-founded Shepro Braun Consulting, a professional services practice dedicated to business and information technology solutions. Mr. Braun joined Price Waterhouse LLP in 1982 as a consultant after he earned an A.B. from Harvard College.

    William H. Inmon.  Mr. Inmon was appointed as an independent director of Braun Consulting in August 1999. Mr. Inmon is currently a partner in BillInmon.com. From 1995 to 2000, Mr. Inmon served as Chief Technology Officer of Ambeo, Inc. From 1990 to 1996, Mr. Inmon served as Executive Vice President and as a director of Prism Solutions, Inc.

    Stephen J. Miller.  Mr. Miller has served as an Executive Vice President and a director since May 1999. Mr. Miller was a founding member of Braun Consulting and has been part of the senior management team since 1993. Mr. Miller has worked in the information technology consulting marketplace for the past 20 years, specializing in database management and business intelligence. Mr. Miller has a B.A. from The Johns Hopkins University, an M.A. from University of Wisconsin, and an M.S. from the University of Illinois.

    Michael J. Evanisko.  Mr. Evanisko has served as an Executive Vice President and a director since May 1999. Mr. Evanisko was a founder and President of Vertex Partners, Inc. Prior to co-founding Vertex Partners, Inc. in 1994, Mr. Evanisko was a founder and Vice President in Corporate Decisions, Inc., a strategic consulting firm, from 1983 to 1993. Mr. Evanisko was a consultant and manager at Bain & Co. from 1980 to 1983. In addition to his consulting career, Mr. Evanisko served as Chairman of Digitrace Care Services, Inc. from 1990 to 1996 and Elensys, Inc. from 1993 to present. Mr. Evanisko also serves as President of The Partnership for Organ Donation, Inc. Mr. Evanisko has a B.A. and an M.P.A. from Pennsylvania State University and an M.A. and an M.Phil. from Yale University.

    James M. Kalustian.  Mr. Kalustian has served as an Executive Vice President and a director since May 1999. Mr. Kalustian was a founder and Vice President of Vertex Partners, Inc. Prior to co-founding Vertex Partners, Inc. in 1994, Mr. Kalustian was a Manager at Corporate Decisions, Inc. from 1989 to 1994. Mr. Kalustian served in various marketing positions from 1982 to 1989 for Raytheon Company, W.R. Grace & Co. and Canada Dry. Mr. Kalustian has an A.B. from Harvard College and an M.B.A. from Northwestern University.

    Eric V. Schultz.  Mr. Schultz was appointed as an independent director of Braun Consulting in August 1999. Mr. Schultz is currently serving as Chairman and CEO of Wireless Knowledge, a joint venture between Microsoft Corporation and Qualcomm, and has been with Wireless Knowledge since December 1999. Prior to joining Wireless Knowledge, Mr. Schultz served as Director of Wireless Strategy and Sales in the Commerce and Consumer Group of Microsoft Corporation from 1998 to 1999. From 1989 to 1998, Mr. Schultz served as CEO and a director of The MESA Group, Inc.

Meetings and Committees of the Board of Directors

    The Board of Directors has an Audit Committee and a Compensation Committee, the members of which are independent as defined by the Nasdaq listing standards. The Audit Committee, which was composed of Norman R. Bobins, Eric V. Schultz and William E. Inmon in 2000, met one time in 2000. The Board of Directors adopted an Audit Committee Charter effective June 2000, a copy of which is attached hereto as Exhibit A. The Audit Committee's responsibilities are to: (1) recommend to the Board of Directors the independent auditors to be retained; (2) evaluate, together with the Board and management, the performance of the independent auditors; (3) obtain annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard No. 1; (4) review the audited financial statements and discuss them with management and the independent auditors; (5) issue annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission; (6) oversee internal audit activities and the relationship with the independent auditors; and (7) discuss with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

    The Compensation Committee, which is composed of Norman R. Bobins and Eric V. Schultz, held two meetings during the last fiscal year. The Compensation Committee sets the compensation of the Chief Executive Officer and approves the compensation of the Company's executive officers. The Compensation Committee also administers the 1998 Employee Long Term Stock Investment Plan, the

1998 Executive Long Term Stock Investment Plan and the 1995 Director Stock Option Plan. The Board does not have a standing nominating committee or other committee performing a similar function.

    During 2000, the Board of Directors acted by meeting or unanimous written consent on five occasions. During 2000, all members of the Board of Directors, except Messrs. Evanisko and Schultz, attended at least 75% of the total of all Board meetings and applicable committee meetings.

Director Compensation

    Directors who are also employees of the Company receive no additional compensation for their services as directors. Directors who are not employees of the Company receive a $1,000 fee for attendance in person at meetings of the Board or committees of the Board and are reimbursed for travel expenses and other out-of-pocket costs incurred in connection with their attendance at such meetings. Non-employee directors receive stock options as an additional component of compensation pursuant to the 1999 Independent Director Long Term Stock Investment Plan. Directors who are employees of the Company are eligible to participate in the Company's 1998 Employee Long Term Stock Investment Plan, 1998 Executive Long Term Stock Investment Plan and 1995 Director Stock Option Plan.

Executive Officers

    The following table sets forth, as of May 15, 2001, the names, ages and positions of the persons who are not directors and who are executive officers of the Company:

Name	Age	Position
Paul J. Bascobert	37	Senior Vice President
Curt S. Sellke	42	Chief People Officer and Senior Vice President
Thomas A. Schuler.	39	Vice President of Corporate Development
Gregory A. Ostendorf	46	General Counsel and Secretary

    Paul J. Bascobert.  Mr. Bascobert has served as a Senior Vice President since May 1999. Mr. Bascobert was a Vice President and founding member of Vertex Partners, Inc. Prior to joining Vertex Partners, Inc. in 1994, Mr. Bascobert was with Corporate Decisions, Inc. from 1992 to 1994. Mr. Bascobert held the position of systems engineer for General Motors and Whirlpool Corporation from 1982 to 1990. Mr. Bascobert has a B.S.E.E. from Kettering University and an M.B.A. from the University of Pennsylvania.

    Curt S. Sellke.  Mr. Sellke is Chief People Officer and a Senior Vice President and has been with Braun Consulting since May 1994. Prior to joining Braun Consulting, Mr. Sellke was the District Manager for Professional Services at Sybase from 1991 to 1994. Mr. Sellke has 19 years of information systems experience and has worked in a similar capacity for Oracle Corporation, Bricker & Associates, The Whitewater Group and Baxter Healthcare. Mr. Sellke has a B.B. from Western Illinois University and an M.S. in Computer Science from DePaul University.

    Thomas A. Schuler.  Mr. Schuler has served as Vice President of Corporate Development since November 1998. Prior to joining Braun Consulting, Mr. Schuler was Vice President of Development for Professional Dental Associates from 1997 to 1998. Prior to joining Professional Dental Associates, Mr. Schuler was employed by Oxford Resources as Senior Vice President of Funding, from 1995 to 1996. From 1984 to 1995, Mr. Schuler held various investment banking positions for State Street Bank, Blalack-Loop and Lehman Brothers. Mr. Schuler has an A.B. from Harvard College and an M.B.A. from the University of California at Los Angeles.

    Gregory A. Ostendorf.  Mr. Ostendorf has served as General Counsel since August 1996 and Secretary since October 1996. Prior to joining Braun Consulting, Mr. Ostendorf was a partner in the law firm of Cage, Hill & Niehaus from 1988 to 1996. Mr. Ostendorf has a B.S. from Western Kentucky University and a J.D. from Indiana University.

    Except for Messrs. Duvall, Evanisko, Kalustian and Bascobert, each of whom has an employment agreement, the executive officers of the Company are appointed annually by, and serve at the discretion of, the Board of Directors. Mr. Ostendorf is the brother-in-law of Mr. Braun. There are no other family relationships between any of the Company's directors or executive officers. See "Employment Agreements."

Certain Relationships and Related Transactions

    Other Transactions.  In April 1999, Braun Consulting made an unsecured loan to Mr. Sellke in the amount of $65,595, to fund the withholding of taxes due in connection with the exercise of stock options. The loan bore interest at 8.0%, payable on demand and matured on December 31, 1999. In September 1999, Mr. Sellke used a portion of the proceeds from his sale of shares of the Common Stock in the Company's initial public offering to repay $35,595 of the note. Mr. Sellke repaid an additional $24,848 of the note in December 1999 and repaid the remaining portion of the note in February 2000.

    In November 2000, Braun Consulting made an unsecured loan to Mr. Bascobert in the amount of $724,466 in connection with his relocation from Boston to New York. The loan bore interest at the rate of 8.0%. In January 2001, Mr. Bascobert repaid $520,949 of the principal of the loan, plus the accrued interest to date. In April 2001, Mr. Bascobert repaid the remaining balance of the loan plus accrued interest.

Audit Committee Report

    The Audit Committee has reviewed and discussed the audited financial statements with management. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380) and has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee also discussed with the independent auditors their independence. Based on the Audit Committee's review and discussion as set forth above, it has recommended to the Board of Directors that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

MEMBERS OF THE COMMITTEE Norman R. Bobins William H. Inmon Eric V. Schultz

Compensation Committee Report

    The Compensation Committee of the Company (the "Committee") is responsible for establishing the level of base salary payable and for approving any individual incentive program to be in effect for the Chief Executive Officer. The Chief Executive Officer has the authority to establish the level of base salary payable and for approving the incentive programs to be in effect each fiscal year for all other employees of the Company, including the executive officers, subject to approval of the Committee.

    General Compensation Policy.  The Company's fundamental compensation philosophy is to offer senior management competitive compensation opportunities based upon the Company's performance and the individual's personal performance. All employees, including senior management, are evaluated on a measure of contribution to the Company and achievement of other objectives. The percentage of total cash compensation in cash incentives and bonuses is typically much higher for members of senior management than for other employees. The compensation packages of most members of senior management consist of (a) base salary, (b) cash incentives or bonus, and (c) long-term stock-based incentive awards.

    Base Salary.  The base salaries of senior management, including the executive officers, are set on the basis of salary levels of comparable positions at organizations that compete with the Company for management talent and individual personal performance. Information relative to comparable salary levels is garnered from a number of sources, including market compensation studies from established compensation consultants.

    Cash Incentives.  Each member of senior management, including the executive officers, but excluding the Chief Executive Officer, has an established cash incentive or bonus target. The actual payment of cash incentives or bonuses is determined on the basis of the degree of achievement of certain Company performance and individual personal performance goals set prior to the beginning of each fiscal year. The nature of the cash incentive target, the nature of the goals, and the timing of the payment of awards vary based upon the responsibilities of the particular member of the senior management team.

    Long Term Incentive Compensation.  Option grants are typically made (a) on an annual basis to employees based on their contribution and performance during the fiscal year, and (b) to certain experienced new hires. Generally, the size of the grants are set at levels the Committee deems appropriate to create meaningful opportunity for stock ownership, and are based on the individual's responsibilities and performance, and the total number of option shares.

    Chief Executive Officer Compensation.  The annual base salary for Mr. Braun, the Chief Executive Officer of the Company, was established by the Board of Directors in 1995, and has not been adjusted since that time. Mr. Braun did not have a bonus program in fiscal year 2000, and he does not have a bonus program in fiscal year 2001. No option grants were made to Mr. Braun in fiscal 2000 and there are no option grants to Mr. Braun contemplated in fiscal year 2001.

MEMBERS OF THE COMMITTEE Norman R. Bobins Eric V. Schultz

Compensation Committee Interlocks and Insider Participation

    Messrs. Bobins and Schultz serve as the members of the Compensation Committee. Neither of these two directors have at any time been an officer or employee of Braun Consulting, nor does either of these directors serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

Executive Compensation

    The following table sets forth certain summary information concerning the compensation earned during 2000, 1999 and 1998 by the Company's President and Chief Executive Officer and the four other most highly compensated officers. We use the term "named executive officers" to refer to these people in this proxy statement. The table excludes certain perquisites and other personal benefits received by a named executive officer that do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in the table.

Summary Compensation Table

Long-Term Compensation Awards
Annual Compensation
Name and Principal Position				Securities Underlying Options	All Other Compensation(1)
	Year	Salary	Bonus
		($)	($)	#	($)
Steven J. Braun President and Chief Executive Officer	2000 1999 1998	$333,333 333,333 333,333	$ — — 65,000	— — —	$2,625 2,400 2,000
Thomas J. Duvall (2) Chief Operating Officer and Executive Vice President	2000 1999 1998	315,000 315,000 50,000	63,000 57,250 —	— 3,500 333,330	2,625 2,297 —
Michael J. Evanisko Executive Vice President	2000 1999 1998	300,000 278,333 220,000	232,000 150,000 44,200	— 62,899 49,314	3,191 1,159 1,600	(3)
Stephen J. Miller Executive Vice President	2000 1999 1998	250,000 250,000 200,000	65,625 43,650 69,244	— — —	1,896 3,322 2,083
James M. Kalustian Executive Vice President	2000 1999 1998	250,000 231,667 180,000	169,000 100,000 20,104	— 45,374 —	2,760 1,600 1,518

(1)
Represents only 401(k) matching contributions by the Company, unless otherwise noted.

(2)
Mr. Duvall held the positions of Chief Operating Officer and Executive Vice President until resigning from those positions effective January 25, 2001. Mr. Duvall also served as a Director of the Company until resigning effective April 19, 2001.

(3)
Amount was reduced by $441 to reflect an overpayment in 1998.

Option Grants In 2000

    The Company made no option grants to the named executive officers during 2000.

    The following table sets forth information with respect to exercises of options by the named executive officers during 2000 pursuant to the 1998 Employee Long Term Stock Investment Plan, the 1998 Executive Long Term Stock Investment Plan and the 1995 Director Stock Option Plan, and information with respect to unexercised options to purchase Common Stock held by them at December 31, 2000.

Aggregated Option Exercises in 2000 and Year-End 2000 Option Values

			Number of Securities Underlying Unexercised Options Held at December 31, 2000
	Number of Shares Acquired on Exercise				Value of Unexercised In-the-Money Options at December 31, 2000(1)
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Steven J. Braun	—	—	—	—	—	—
Thomas J. Duvall	34,208	$1,910,071	—	235,956	—	$160,998
Michael J. Evanisko	—	—	31,024	31,875	—	—
Stephen J. Miller	—	—	—	—	—	—
James M. Kalustian	11,343	195,619	10,919	23,112	—	—

(1)
Calculated based on the fair market value of the Common Stock at December 31, 2000 of $3.69, less the per share exercise price, multiplied by the number of shares of Common Stock underlying the options.

Performance Graph

    The following performance graph compares the cumulative total stockholder return on the Common Stock to the cumulative total returns of the Russell 2000 Index and the Company's peer group since the date the Common Stock began trading on the Nasdaq National Market (August 10, 1999). The graph assumes that the value of the investment in the Common Stock and each index was $100 as of August 10, 1999 and that all dividends were reinvested on a quarterly basis.

(1)
The Company's 2000 peer group consists of the following companies: Cambridge Technology Partners, Inc., DiamondCluster International, Inc., iXL Enterprises, Inc., Proxicom, Inc., Sapient Corporation, Scient Corporation, Tanning Technology Corporation, and Viant Corporation.

Employment Agreements

    Braun Consulting has entered into employment agreements with Messrs. Evanisko, Kalustian and Bascobert. Each of the agreements for Messrs. Evanisko, Kalustian and Bascobert has a three-year term, expiring on April 30, 2002. Pursuant to their employment agreements, Messrs. Evanisko and Kalustian serve as Executive Vice Presidents and Mr. Bascobert serves as Senior Vice President. In addition, the agreements for Messrs. Evanisko and Kalustian provide for their nomination as directors.

    As of December 31, 2000, pursuant to their employment agreements, the base salary for Mr. Evanisko was $300,000, for Mr. Kalustian was $250,000 and for Mr. Bascobert was $225,000. Each of their base salaries increase annually by the greater of five percent or the consumer price index. Each of them is eligible to receive an annual bonus targeted to be 20% of their respective base salaries.

    Pursuant to their respective employment agreements and subject to vesting schedules, each of Messrs. Evanisko, Kalustian and Bascobert was granted an option to purchase shares of Common Stock under the 1998 Employee Long Term Stock Investment Plan.

    Braun Consulting can terminate any of the employment agreements (1) for cause, (2) on the executive's death or (3) on the executive's permanent disability. All of the agreements define cause as the executive's material gross negligence or willful misconduct, final conviction of a felony, involvement in a conflict of interest or material breach of the material provisions of the agreements. In addition, the agreements with Messrs. Evanisko, Kalustian and Bascobert define cause to include the executive's knowing violations of Braun Consulting's policies or standards of conduct. Braun Consulting also can terminate the agreements with Messrs. Evanisko, Kalustian and Bascobert without cause on 60 days prior written notice. Each of Messrs. Evanisko, Kalustian and Bascobert can terminate his agreement for good reason or on 60 days prior written notice. Their agreements define good reason as a material breach of the agreements by Braun Consulting or a material change in the location of employment, the executive's reporting relationship or the nature or scope of the executive's duties.

    Under the agreements with Messrs. Evanisko, Kalustian and Bascobert, in the case of an involuntary termination, the executive continues to receive his base salary for one to two years depending on the remaining term under his agreement and how long he has worked for Braun Consulting. However, if the involuntary termination occurs after a change of control of Braun Consulting, the executive shall receive his base salary for the remainder of the term.

    Under the agreements for Messrs. Evanisko, Kalustian and Bascobert, in the event of a termination of employment by Braun Consulting or by the executive for good reason, 75% of the unvested portion of the executive's options vest immediately, and any remaining unexercised options terminate on the date of termination of employment. In the event of a termination of employment on any other terms, the unexercised portion of the options terminates on the date of the termination of employment.

    All of the agreements define involuntary termination as the termination of employment by Braun Consulting, prior to the expiration of the term and on the required prior written notice, for any reason other than for cause, the executive's death or permanent disability. The agreements also state that a change of control occurs when (1) Braun Consulting merges with another entity and is not the surviving entity, sells all or substantially all of its assets or is dissolved, (2) a person other than Steven J. Braun or his family becomes the beneficial owner of at least 51% of the voting stock of Braun Consulting or (3) the members of the Board of Directors of Braun Consulting on the date that Braun Consulting becomes a public company, or those new directors approved by the vote of at least 80% of such incumbent directors, cease to constitute at least a majority of the Board.

    The agreements for Messrs. Evanisko, Kalustian and Bascobert contain standard provisions regarding confidentiality, non-solicitation, non-competition and Braun Consulting's ownership of works of authorship prepared in the scope of the executive's employment with Braun Consulting.

PROPOSAL NO. 2—APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the appointment of Deloitte & Touche LLP as independent public accountants to conduct an audit of the Company's financial statements for the year 2001. This firm has acted as independent public accountants for the Company since May 1998.

    Members of Deloitte & Touche LLP will attend the Annual Meeting and will be available to respond to questions that may be asked by stockholders. Such members will also have an opportunity to make a statement at the Annual Meeting if they desire to do so.

    The Board of Directors recommends that stockholders approve the appointment of Deloitte & Touche LLP as the Company's independent public accountants. The approval of the appointment of independent public accountants requires the affirmative vote of a majority of the outstanding shares present in person or by proxy and entitled to vote on the matter. Uninstructed shares of Common Stock may be voted on Proposal No. 2. For purposes of Proposal No. 2, abstentions will have the effect of votes against the proposal and broker non-votes will have no impact on the vote.

  The Company recommends voting "For" Proposal No. 2.

Relationship with Independent Auditors

    The firm of Deloitte & Touche LLP has served as the Company's independent auditors since 1998 and was our independent auditor for 2000. As stated in Proposal No. 2, the Board of Directors recommends the appointment of Deloitte & Touche LLP to serve as independent auditors for 2001.

    Audit services performed by Deloitte & Touche LLP for 2000 consisted of the examination of the Company's financial statements and services related to filings with the Securities and Exchange Commission.

Audit Fees

    The aggregate fees to be billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company's financial statements for the fiscal year ended December 31, 2000, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year are $196,000.

Financial Information Systems Design and Implementation Fees

    Deloitte & Touche LLP rendered no professional services to the Company for information technology related to financial information systems design and implementation for the fiscal year ended December 31, 2000.

All Other Fees

    The aggregate fees to be billed by Deloitte & Touche LLP for services rendered to the Company, other than the services described above under "Audit Fees," for the fiscal year ended December 31, 2000, are $322,475. These fees are principally for accounting work and comfort letters associated with the Company's public offering of securities in April 2000, the audit of the financial statements of the Company's Employee Retirement Savings Plan for the fiscal year ended December 31, 2000, and tax advice. The Audit Committee has considered whether the provisions of non-audit services by Deloitte & Touche LLP is compatible with maintaining auditor independence and has determined that auditor independence has not been compromised.

PROPOSALS, NOMINATIONS AND OTHER BUSINESS FOR NEXT ANNUAL MEETING

    The Board of Directors knows of no other matters than those described above which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, persons named in the accompanying form of proxy intend to vote such proxy in accordance with their best judgment on such matters.

    The Company anticipates holding its 2002 annual meeting of shareholders on or about June 1, 2002. Accordingly, any proposals of holders of Common Stock of the Company intended to be presented at the annual meeting of stockholders of the Company to be held in 2002 must be received by the Company, addressed to the Secretary of the Company, 20 West Kinzie Street, Suite 1600, Chicago, Illinois 60610, no later than January 18, 2002, to be included in the proxy statement relating to that meeting.

    Any holder of Common Stock of the Company desiring to bring business before the 2002 annual meeting of stockholders in a form other than a stockholder proposal in accordance with the preceding paragraph must give written notice that is received by the Company, addressed to the Secretary of the Company, 20 West Kinzie Street, Suite 1600, Chicago, Illinois 60610, within the period set forth in the provisions of the Company's Bylaws summarized below. The written notice must comply with the provisions of the Company's Bylaws summarized below.

    The Company's Bylaws provide that, for business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not more than 90 days and not less than 60 days before the first anniversary of the previous year's annual meeting; provided, however, that if no annual meeting of stockholders was held in the previous year or if the date of the annual meeting is advanced by more than 30 days before, or delayed by more than 60 days after, such anniversary date, or if the election of directors is to occur at a special meeting of stockholders, notice by the stockholder to be timely must be so delivered, or mailed and received, no later than the close of business on the tenth (10th) day following the day on which the date of such meeting has been first publicly disclosed. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

By Order of the Board of Directors
Gregory A. Ostendorf, Secretary

May 18, 2001

    THE COMPANY WILL FURNISH WITHOUT CHARGE ADDITIONAL COPIES OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 TO INTERESTED SECURITY HOLDERS ON REQUEST. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBITS DESCRIBED IN THE LIST ACCOMPANYING SUCH REPORT UPON PAYMENT OF REASONABLE FEES RELATING TO THE COMPANY'S FURNISHING SUCH EXHIBITS. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE SECRETARY AT THE COMPANY'S ADDRESS PREVIOUSLY SET FORTH.

EXHIBIT A

BRAUN CONSULTING, INC.
AUDIT COMMITTEE CHARTER

Role and Independence: Organization

    The Audit Committee (the "Committee") of Braun Consulting, Inc. (the "Company") shall assist the Board of Directors (the "Board") of the Company in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, as set forth in the applicable rules of the Nasdaq National Market. The Committee shall maintain free and open communication with the independent auditors, the internal auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

    One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit.

    The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors, management and the internal auditors.

Responsibilities

    The Committee shall be responsible for:

  •
  Recommending to the Board the independent auditors to be retained (or nominated for shareholder approval) to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

  •
  Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

  •
  Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard No. 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

  •
  Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Accounting Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent

A–1

    auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

  •
  Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

  •
  Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

  •
  Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's Quarterly Report on Form 10-Q prior to its filing, (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as whole or with the Committee chair in person or by telephone).

  •
  Overseeing internal audit activities, including discussing with management and the internal auditors the internal audit function's organization, objectivity, responsibilities, plans, results, budget and staffing.

  •
  Discussing with management, the internal auditors and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

  •
  Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices that the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

A–2

COMMON		COMMON
STOCK	BRAUN CONSULTING, INC.	STOCK

20 W. Kinzie Street, Suite 1600
Chicago, Illinois 60610

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of Braun Consulting, Inc. (the "Company") hereby appoints Steven J. Braun and Gregory A. Ostendorf, or any of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, and hereby authorizes him or them to represent and to vote, as designated below, in respect of the undersigned's shares of Common Stock of the Company at the Annual Meeting of Stockholders to be held at 20 W. Kinzie Street, Floor 11, Chicago, Illinois 60610, at 8:30 a.m., Central time, on Tuesday, June 26, 2001, and at any or all adjournments thereof, the number of shares the undersigned would be entitled to vote if personally present.

    PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

    (Continued and to be signed on reverse side.)

/*\     FOLD AND DETACH HERE    /*\

5928—Braun Consulting, Inc.

BRAUN CONSULTING, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /  /

[                                                                                          ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES SET FORTH BELOW AND "FOR" EACH OF THE FOLLOWING PROPOSALS:

1.	Election of Directors—		For	Withhold	For All
	Nominees:	Norman R. Bobins and	All	All	Except
		William M. Conroy	/ /	/ /	/ /
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the following space.)

			For	Against	Abstain
2.	Proposal to approve the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 2001.		/ /	/ /	/ /

This Proxy, when properly executed, will be voted as directed, but if no instructions are specified, this Proxy will be voted for the director nominees set forth above and for each of the proposals set forth above. If any other business is presented at the Annual Meeting, this Proxy will be voted by those named in this Proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. All prior proxies are hereby revoked.

Dated:	, 2001
Signature

Signature if held jointly

Please sign exactly as your name appears above. If shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

/*\    FOLD AND DETACH HERE    /*\

YOUR VOTE IS IMPORTANT!
PLEASE VOTE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

5928—Braun Consulting, Inc.

QuickLinks

PROXY STATEMENT
COMMON STOCK OUTSTANDING AND PRINCIPAL HOLDERS THEREOF
PROPOSAL NO. 1—ELECTION OF DIRECTORS
Meetings and Committees of the Board of Directors
Director Compensation
Executive Officers
Certain Relationships and Related Transactions
Audit Committee Report
Compensation Committee Report
Compensation Committee Interlocks and Insider Participation
Executive Compensation
Performance Graph
Employment Agreements
PROPOSAL NO. 2—APPROVAL OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
Relationship with Independent Auditors
Audit Fees
Financial Information Systems Design and Implementation Fees
All Other Fees
PROPOSALS, NOMINATIONS AND OTHER BUSINESS FOR NEXT ANNUAL MEETING
Exhibit A